EXHIBIT 99.1

J.JILL, INC. ANNOUNCES THIRD QUARTER 2025 RESULTS

Q3 FY25 Net Sales of $150.5 Million

Q3 FY25 Gross Margin of 70.9%

Provides Q4 and Full Year FY25 Outlook

Quincy, Mass – December 10, 2025 – J.Jill, Inc. (NYSE:JILL) ("J.Jill" or the "Company") today announced financial results for the third quarter of fiscal year 2025.

Mary Ellen Coyne, Chief Executive Officer and President of J.Jill, Inc., commented, “In the third quarter we delivered better than expected earnings results with topline at the high end of our expectations. Looking ahead, while we have seen a softer start to the fourth quarter, we remain focused on the foundational work that will position J.Jill for long-term growth. We are encouraged by the initial efforts we have made to rebalance our marketing mix and in our refreshed imagery both in store and online. As we aim to expand our customer file we are executing on three strategic priorities - evolving our product assortment, enhancing the customer journey, and improving how we work.”

For the third quarter ended November 1, 2025:

•
Net sales for the third quarter of fiscal 2025 decreased 0.5% to $150.5 million compared to $151.3 million for the third quarter of fiscal 2024.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 0.9% for the third quarter of fiscal 2025.
•
Direct to consumer net sales, which represented 46.8% of net sales, were up 2.0% compared to the third quarter of fiscal 2024.
•
Gross profit was $106.7 million compared to $108.0 million in the third quarter of fiscal 2024. Gross margin was 70.9% compared to 71.4% in the third quarter of fiscal 2024.
•
SG&A was $91.8 million compared to $88.6 million in the third quarter of fiscal 2024. SG&A as a percentage of total net sales was 61.0% compared to 58.6% in the third quarter of fiscal 2024.
•
Operating income was $14.9 million compared to $19.2 million in the third quarter of fiscal 2024. Operating income margin for the third quarter of fiscal 2025 was 9.9% compared to 12.7% in the third quarter of fiscal 2024. Adjusted Income from Operations* was $18.5 million compared to $21.4 million in the third quarter of fiscal 2024.
•
Interest expense was $2.7 million compared to $2.8 million in the third quarter of fiscal 2024. Interest income was $0.6 million in the third quarter of fiscal 2025 compared to $0.5 million in the third quarter of fiscal 2024.
•
During the third quarter of fiscal 2025, the Company recorded an income tax provision of $3.6 million compared to $4.5 million in the third quarter of fiscal 2024 and the effective tax rate was 28.0% compared to 26.8% in the third quarter of fiscal 2024.
•
Net Income was $9.2 million compared to $12.3 million in the third quarter of fiscal 2024.
•
Net Income per Diluted Share was $0.60 for the third quarter of fiscal 2025 compared to $0.80 in the third quarter of fiscal 2024. Adjusted Net Income per Diluted Share* in the third quarter of fiscal 2025 was $0.76 compared to $0.89 in the third quarter of fiscal 2024.

•
Adjusted EBITDA* for the third quarter of fiscal 2025 was $24.3 million compared to $26.8 million in the third quarter of fiscal 2024. Adjusted EBITDA margin* for the third quarter of fiscal 2025 was 16.1% compared to 17.7% in the third quarter of fiscal 2024.
•
The Company opened two new stores in the third quarter of fiscal 2025. The store count at the end of the quarter is 249 stores compared to 247 stores at the end of the third quarter of fiscal 2024.

For the thirty-nine weeks ended November 1, 2025:

•
Net sales for the thirty-nine weeks ended November 1, 2025 decreased 2.1% to $458.1 million compared to $468.0 million for the thirty-nine weeks ended November 2, 2024.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 2.6% for the thirty-nine weeks ended November 1, 2025.
•
Direct to consumer net sales, which represented 46.7% of net sales, decreased 2.0% compared to the thirty-nine weeks ended November 2, 2024.
•
Gross profit was $322.4 million compared to $335.1 million for the thirty-nine weeks ended November 2, 2024. Gross margin was 70.4% compared to 71.6% for the thirty-nine weeks ended November 2, 2024.
•
SG&A was $271.5 million compared to $264.1 million for the thirty-nine weeks ended November 2, 2024. SG&A as a percentage of total net sales was 59.3% compared to 56.4% for the thirty-nine weeks ended November 2, 2024.
•
Operating income was $50.8 million compared to $70.6 million for the thirty-nine weeks ended November 2, 2024. Operating income margin for the thirty-nine weeks ended November 1, 2025 was 11.1% compared to 15.1% for the thirty-nine weeks ended November 2, 2024. Adjusted Income from Operations* was $59.6 million compared to $75.9 million for the thirty-nine weeks ended November 2, 2024.
•
Interest expense was $8.2 million compared to $13.0 million for the thirty-nine weeks ended November 2, 2024. Interest income was $1.5 million compared to $2.0 million for the thirty-nine weeks ended November 2, 2024.
•
During the thirty-nine weeks ended November 1, 2025, the Company recorded an income tax provision of $12.6 million compared to $13.8 million for the thirty-nine weeks ended November 2, 2024 and the effective tax rate was 28.6% compared to 27.1% for the thirty-nine weeks ended November 2, 2024.
•
Net Income was $31.4 million compared to $37.2 million for the thirty-nine weeks ended November 2, 2024. Net Income in the thirty-nine weeks ended November 2, 2024 included $8.6 million in expenses related to the loss on extinguishment of debt in the third quarter of fiscal 2024.
•
Net Income per Diluted Share was $2.05 compared to $2.48 for the thirty-nine weeks ended November 2, 2024. Adjusted Net Income per Diluted Share* for the thirty-nine weeks ended November 1, 2025 was $2.44 compared to $3.15 for the thirty-nine weeks ended November 2, 2024.
•
Adjusted EBITDA* for the thirty-nine weeks ended November 1, 2025 was $77.2 million compared to $92.6 million for the thirty-nine weeks ended November 2, 2024. Adjusted EBITDA margin* for the thirty-nine weeks ended November 1, 2025 was 16.8% compared to 19.8% for the thirty-nine weeks ended November 2, 2024.
•
The Company closed five stores and opened two new stores for the thirty-nine weeks ended November 1, 2025. The store count at the end of the thirty-nine weeks ended November 1, 2025 is 249 stores compared to 247 stores at the end of the third quarter of fiscal 2024.

Balance Sheet and Cash Flow Highlights

•
Inventory at the end of the third quarter of fiscal 2025 was $66.9 million compared to $61.7 million at the end of the third quarter of fiscal 2024. The inventory balance at the end of the third quarter of fiscal 2025 included approximately $6.0 million of incremental net tariff costs.
•
Net Cash provided by Operating Activities for the thirteen weeks ended November 1, 2025, was $19.1 million compared to $19.1 million in the prior year period. Net Cash provided by Operating Activities for the thirty-nine weeks ended November 1, 2025, was $43.7 million compared to $56.9 million for the thirty-nine weeks ended November 2, 2024.

•
Free Cash Flow* for the thirteen weeks ended November 1, 2025, was $15.7 million compared to $13.6 million for the prior year period. Free Cash Flow* for the thirty-nine weeks ended November 1, 2025, $34.9 million compared to $46.9 million for the thirty-nine weeks ended November 2, 2024.
•
The Company ended the third quarter of fiscal 2025 with a cash balance of $58.0 million.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income,” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Share Repurchase Authorization

During the thirteen and thirty-nine weeks ended November 1, 2025, the Company repurchased 115,612 and 370,852 shares of its common stock for an aggregate purchase price of approximately $2.0 million and $6.5 million, respectively.

As of November 1, 2025, the Company had about $18.0 million remaining under our currently authorized $25.0 million share repurchase program, which expires by December 6, 2026. The share repurchase program is expected to be funded through the Company’s existing cash and future free cash flow. The timing of any repurchases and the number of shares repurchased are subject to the discretion of the Company and may be affected by various factors, including general market and economic conditions, the market price of the Company’s common stock, the Company’s earnings, financial condition, capital requirements and levels of indebtedness, legal requirements, and other factors that management may deem relevant. The share repurchase program authorization does not obligate the Company to acquire any shares of its common stock and may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time through open market transactions, block trades, privately negotiated purchase transactions or other purchase techniques and may include purchases effected pursuant to one or more trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934.

Quarterly Dividend Payment

On December 3, 2025, the Board declared a quarterly cash dividend of $0.08 per share, payable on January 7, 2026 to stockholders of record of issued and outstanding shares of the Company’s common stock as of December 24, 2025.

Outlook

For the Fourth Quarter of Fiscal 2025, the Company expects the following:

•
Net Sales to be down approximately 5% to 7% compared to fiscal 2024
•
Comparable Sales to be down approximately 6.5% to 8.5% compared to fiscal 2024
•
Adjusted EBITDA of $3.0 million to $5.0 million

The above guidance incorporates approximately $5.0 million of incremental cost impact from tariffs, net of vendor negotiated offsets, based on tariff policies in place as of December 9, 2025.

For Fiscal 2025, the Company expects the following:

•
Net Sales to be down approximately 3% compared to fiscal 2024
•
Comparable Sales to be down approximately 4% compared to fiscal 2024
•
Adjusted EBITDA of $80.0 million to $82.0 million
•
Total capital expenditures of approximately $20.0 million
•
Net new store growth of 4 new stores

Conference Call Information

A conference call to discuss third quarter 2025 results is scheduled for today, December 10, 2025, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 596-4144 or (646) 968-2525 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 7311773 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 7311773. The telephone replay will be available until December 17, 2025.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income plus (less) depreciation and amortization, income tax provision, interest expense, interest income, equity-based compensation expense, write-off of property and equipment, amortization of cloud-based software implementation costs, loss on extinguishment of debt, adjustment for exited retail stores, impairment of long-lived assets, loss due to hurricane and other non-recurring items, primarily consisting of non-ordinary course professional fees, non-employee share-based payments, CEO transition costs, severance expense, and legal settlements and fees associated with certain non-recurring transactions and events. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income from Operations, which represents operating income plus (less) equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, loss due to hurricane and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income, which represents net income plus income tax provision, equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, loss due to hurricane and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Net Income per Diluted Share is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA”, “Reconciliation of GAAP Operating Income to Adjusted Income from Operations”, “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics, other health crises or natural disasters on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our upgraded point-of-sale system and recently implemented order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; (15) the impact of any new or increased tariffs; (16) our management succession plan; and (17) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	November 1, 2025	November 2, 2024
Net sales	$150,528	$151,260
Costs of goods sold (exclusive of depreciation and amortization)	43,808	43,285
Gross profit	106,720	107,975
Selling, general and administrative expenses	91,800	88,646
Impairment of long-lived assets	—	102
Operating income	14,920	19,227
Interest expense	2,701	2,849
Interest income	(567)	(494)
Income before provision for income taxes	12,786	16,872
Income tax provision	3,581	4,524
Net income and total comprehensive income	$9,205	$12,348
Net income per common share:
Basic	$0.61	$0.81
Diluted	$0.60	$0.80
Weighted average common shares:
Basic	15,174,752	15,331,712
Diluted	15,358,630	15,490,876
Cash dividends declared per common share	$0.08	$0.07

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Net sales	$458,139	$468,015
Costs of goods sold (exclusive of depreciation and amortization)	135,705	132,909
Gross profit	322,434	335,106
Selling, general and administrative expenses	271,457	264,072
Impairment of long-lived assets	212	413
Operating income	50,765	70,621
Loss on extinguishment of debt	—	8,570
Interest expense	8,223	13,009
Interest income	(1,453)	(2,020)
Income before provision for income taxes	43,995	51,062
Income tax provision	12,583	13,827
Net income and total comprehensive income	$31,412	$37,235
Net income per common share:
Basic	$2.06	$2.51
Diluted	$2.05	$2.48
Weighted average common shares:
Basic	15,247,879	14,831,762
Diluted	15,348,887	14,994,786
Cash dividends declared per common share	$0.24	$0.14

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share data)

	November 1, 2025	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$58,006	$35,427
Accounts receivable	4,858	5,017
Inventories, net	66,902	61,295
Prepaid expenses and other current assets	20,549	20,291
Total current assets	150,315	122,030
Property and equipment, net	52,386	55,325
Intangible assets, net	57,495	61,015
Goodwill	59,697	59,697
Operating lease assets, net	130,505	112,303
Other assets	7,599	7,329
Total assets	$457,997	$417,699
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$54,200	$51,980
Accrued expenses and other current liabilities	37,601	40,479
Current portion of operating lease liabilities	38,940	34,649
Total current liabilities	130,741	127,108
Long-term debt, net of discount and current portion	70,333	69,419
Deferred income taxes	12,005	9,389
Operating lease liabilities, net of current portion	114,872	104,751
Other liabilities	997	1,263
Total liabilities	328,948	311,930
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 15,505,837 and 15,344,053 shares issued at November 1, 2025 and February 1, 2025 respectively; and 15,115,154 and 15,324,222 shares outstanding at November 1, 2025 and February 1, 2025, respectively	157	153
Additional paid-in capital	241,173	242,781
Treasury stock, at cost, 390,683 and 19,831 shares at November 1, 2025 and February 1, 2025, respectively	(7,051)	(523)
Accumulated deficit	(105,230)	(136,642)
Total shareholders’ equity	129,049	105,769
Total liabilities and shareholders’ equity	$457,997	$417,699

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	November 1, 2025	November 2, 2024
Net income	$9,205	$12,348
Add (Less):
Depreciation and amortization	5,224	5,257
Income tax provision	3,581	4,524
Interest expense	2,701	2,849
Interest income	(567)	(494)
Adjustments:
Equity-based compensation expense (a)	1,635	1,726
Write-off of property and equipment (b)	20	17
Amortization of cloud-based software implementation costs (c)	558	180
Adjustment for exited retail stores (d)	(10)	—
Impairment of long-lived assets (e)	—	102
Loss due to hurricane (f)	—	252
Other non-recurring items (g)	1,903	47
Adjusted EBITDA	$24,250	$26,808
Net sales	150,528	151,260
Adjusted EBITDA margin	16.1%	17.7%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents noncash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(f)
Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.
(g)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Net income	$31,412	$37,235
Add (Less):
Depreciation and amortization	15,878	16,091
Income tax provision	12,583	13,827
Interest expense	8,223	13,009
Interest income	(1,453)	(2,020)
Adjustments:
Equity-based compensation expense (a)	4,107	4,676
Write-off of property and equipment (b)	215	74
Amortization of cloud-based software implementation costs (c)	1,676	645
Loss on extinguishment of debt (d)	—	8,570
Adjustment for exited retail stores (e)	(242)	(615)
Impairment of long-lived assets (f)	212	413
Loss due to hurricane (g)	—	252
Other non-recurring items (h)	4,563	485
Adjusted EBITDA	$77,174	$92,642
Net sales	458,139	468,015
Adjusted EBITDA margin	16.8%	19.8%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents loss on the prepayment of a portion of the term loan (the “Term Loan Credit Agreement” and, such facility, the “Term Loan Facility”).
(e)
Represents noncash gains associated with exiting store leases earlier than anticipated.
(f)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(g)
Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.
(h)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	November 1, 2025	November 2, 2024
Operating income	$14,920	$19,227
Add (Less):
Equity-based compensation expense (a)	1,635	1,726
Write-off of property and equipment (b)	20	17
Adjustment for exited retail stores (c)	(10)	—
Impairment of long-lived assets (d)	—	102
Loss due to hurricane (e)	—	252
Other non-recurring items (f)	1,903	47
Adjusted income from operations	$18,468	$21,371

	For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Operating income	$50,765	$70,621
Add (Less):
Equity-based compensation expense (a)	4,107	4,676
Write-off of property and equipment (b)	215	74
Adjustment for exited retail stores (c)	(242)	(615)
Impairment of long-lived assets (d)	212	413
Loss due to hurricane (e)	—	252
Other non-recurring items (f)	4,563	485
Adjusted income from operations	$59,620	$75,906

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.
(f)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	November 1, 2025	November 2, 2024
Net income	$9,205	$12,348
Add: Income tax provision	3,581	4,524
Income before provision for income tax	12,786	16,872
Adjustments:
Equity-based compensation expense (a)	1,635	1,726
Write-off of property and equipment (b)	20	17
Adjustment for exited retail stores (c)	(10)	—
Impairment of long-lived assets (d)	—	102
Loss due to hurricane (e)	—	252
Other non-recurring items (f)	1,903	47
Adjusted income before income tax provision	16,334	19,016
Less: Adjusted tax provision (g)	4,737	5,172
Adjusted net income	$11,597	$13,844
Adjusted net income per share:
Basic	$0.76	$0.90
Diluted	$0.76	$0.89
Weighted average number of common shares:
Basic	15,174,752	15,331,712
Diluted	15,358,630	15,490,876

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.
(f)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(g)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 29.0% for the third quarter of fiscal 2025 and 27.2% for the third quarter of fiscal 2024.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Net income	$31,412	$37,235
Add: Income tax provision	12,583	13,827
Income before provision for income tax	43,995	51,062
Adjustments:
Equity-based compensation expense (a)	4,107	4,676
Write-off of property and equipment (b)	215	74
Loss on extinguishment of debt (c)	—	8,570
Adjustment for exited retail stores (d)	(242)	(615)
Impairment of long-lived assets (e)	212	413
Loss due to hurricane (f)	—	252
Other non-recurring items (g)	4,563	485
Adjusted income before income tax provision	52,850	64,917
Less: Adjusted tax provision (h)	15,327	17,657
Adjusted net income	$37,523	$47,260
Adjusted net income per share:
Basic	$2.46	$3.19
Diluted	$2.44	$3.15
Weighted average number of common shares:
Basic	15,247,879	14,831,762
Diluted	15,348,887	14,994,786

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents loss on the prepayment of a portion of the term loan.
(d)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(f)
Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.
(g)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(h)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 29.0% for the thirty-nine weeks ended November 1, 2025 and 27.2% for the thirty-nine weeks ended November 2, 2024.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Thirteen Weeks Ended
	November 1, 2025	November 2, 2024
Net cash provided by operating activities	$19,051	$19,067
Net cash used in investing activities	(3,334)	(5,487)
Net cash used in financing activities	(3,234)	(3,281)
Net change in cash and cash equivalents	12,483	10,299
Cash and cash equivalents and restricted cash:
Beginning of Period	45,886	28,834
End of Period (a)	$58,369	$39,133

	For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Net cash provided by operating activities	$43,749	$56,947
Net cash used in investing activities	(8,810)	(10,047)
Net cash used in financing activities	(12,360)	(70,307)
Net change in cash and cash equivalents	22,579	(23,407)
Cash and cash equivalents and restricted cash:
Beginning of Period	35,790	62,540
End of Period (a)	$58,369	$39,133
(a)
Includes $0.4 million of restricted cash for the thirteen and thirty-nine weeks ended November 1, 2025 and November 2, 2024. The Company recorded restricted cash in Prepaid expenses and other current assets as presented in the condensed consolidated balance sheets.

Summary Data from the Statement of Cash Flows

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Cash and cash equivalents	$58,006	$38,765
Restricted cash reported in Prepaid expenses and other current assets	363	368
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$58,369	$39,133

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Thirteen Weeks Ended
	November 1, 2025	November 2, 2024
Net cash provided by operating activities	$19,051	$19,067
Less: Capital expenditures (a)	(3,334)	(5,487)
Free cash flow	$15,717	$13,580

	For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Net cash provided by operating activities	$43,749	$56,947
Less: Capital expenditures (a)	(8,810)	(10,047)
Free cash flow	$34,939	$46,900

(a)
Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:
Michael McMullan / Danielle Poggi
Berns Communications Group
mmcmullan@bcg-pr.com / dpoggi@bcg-pr.com